Exhibit 10.23

LIMITED RECOURSE GUARANTY
This LIMITED RECOURSE GUARANTY ("Guaranty") is executed effective as of September 10, 2014, by BROOKFIELD DTLA HOLDINGS LLC, a Delaware limited liability company ("Guarantor"), for the benefit of COMPASS BANK, an Alabama banking corporation, as lender, and as Administrative Agent (the "Administrative Agent") for itself and those other Lenders as defined in the Loan Agreement (as defined herein) (together with their successors and assigns, collectively, "Lender" and "Lenders").
RECITALS:
A. Lender has entered into a Loan Agreement ("Loan Agreement") of even date herewith, with BOP FIGAT7TH LLC, a Delaware limited liability company (herein "Borrower"), pursuant to which Borrower has executed that certain Promissory Note or those Promissory Notes of even date with the Loan Agreement payable to the order of the Lender in the aggregate original principal amount of THIRTY-FIVE MILLION AND NO/100 DOLLARS ($35,000,000.00) (together with all renewals, modifications, increases and extensions thereof, the "Note") under which Borrower has become indebted, and may from time to time be further indebted, to Lender with respect to a loan ("Loan") which is secured by the liens and security interests of that certain Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing ("Lien Instrument") of even date herewith, and further evidenced governed by other instruments and documents executed in connection with the Loan including, without limitation, that certain Environmental Liabilities Agreement ("Environmental Liabilities Agreement") of even date herewith executed by Borrower and Guarantor for the benefit of Lender and any Interest Rate Protection Agreement (Compass) (collectively, "Loan Documents"). Capitalized terms not defined herein shall have the definition ascribed to them in the Loan Agreement; and
B. Lender is not willing to make the Loan, or otherwise extend credit, to Borrower unless Guarantor unconditionally guarantees payment to Lender of the Guaranteed Debt (as herein defined); and
C. Borrower and Lender, or an affiliate of Lender may from time to time enter into an Interest Rate Protection Agreement (Compass); and
NOW, THEREFORE, as an inducement to Lender to enter into the Loan Agreement and to make the Loan to Borrower as described therein, and to extend such additional credit as Lender may from time to time agree to extend, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:
ARTICLE I

NATURE AND SCOPE OF GUARANTY

1.1    Guaranty of Obligation. Guarantor hereby irrevocably and unconditionally guarantees to Lender and its successors and assigns the payment and performance of the "Guaranteed Debt" (as herein defined) as and when the same shall be due and payable, whether by lapse of time, by acceleration of maturity or otherwise. Guarantor hereby irrevocably and unconditionally covenants and agrees that it is liable for the Guaranteed Debt as a primary obligor. It is further agreed and understood that the liability of Guarantor described in this Guaranty shall only be reduced by: (a) direct payments by Guarantor or Borrower; (b) by those amounts contained in the Lockbox Account that are applied by Administrative Agent in accordance with the terms and conditions of the Loan Agreement which shall reduce that portion of the Guaranteed Debt comprised by Carry Obligations and (c) payments from third parties other than foreclosure proceeds in the event that any of Administrative Agent, Lender or any affiliate thereof is the successful purchaser at such applicable foreclosure sale.

1.2    Definition of Guaranteed Debt. As used herein, the term "Guaranteed Debt" means all of the following: (a) the payment of the lesser of (x) twenty-five percent (25%) of the Outstanding Principal Balance, from time to time and (y) $8,250,000.00 (i.e., 25% of $35,000,000.00); (b) one hundred percent (100%) of the payment and performance of the Recourse Obligations; (c) one hundred percent (100%) of the payment and performance of the Leasing Expenses Obligations; and (d) one hundred percent (100%) of the payment and performance of the Carry Obligations.

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Notwithstanding anything to the contrary herein, no person that does not qualify as an Eligible Contract Participant (as defined in the Commodity Exchange Act, as amended) shall be a guarantor of, or deemed a party to, any Swap (as defined in 7 U.S.C. § 1a(47), as amended) with Lender entered into or modified on or after the effective date hereof. Such exclusion shall have no effect on any other obligations of any such person under this Guaranty.
1.3    Nature of Guaranty. This Guaranty is an irrevocable, absolute, continuing guaranty of payment and performance and not a guaranty of collection. This Guaranty may not be revoked by Guarantor and shall continue to be effective with respect to any Guaranteed Debt arising or created after any attempted revocation by Guarantor and after (if Guarantor is a natural person) Guarantor's death (in which event this Guaranty shall be binding upon Guarantor's estate and Guarantor's legal representatives and heirs). Subject to Section 1.1, the fact that at any time or from time to time the Guaranteed Debt may be increased, reduced or paid in full shall not release, discharge or reduce the obligation of Guarantor to Lender with respect to indebtedness or obligations of Borrower thereafter incurred (or other Guaranteed Debt thereafter arising) under the Note or otherwise. This Guaranty may be enforced by Administrative Agent and any subsequent holder of the Guaranteed Debt and shall not be discharged by the assignment or negotiation of all or part of the Guaranteed Debt.

1.4    Guaranteed Debt Not Reduced by Offset. The Guaranteed Debt and the liabilities and obligations of Guarantor to Lender hereunder, shall not be reduced, discharged or released because or by reason of any existing or future offset, claim or defense of Borrower, or any other party, against Lender or against payment of the Guaranteed Debt, whether such offset, claim or defense arises in connection with the Guaranteed Debt (or the transactions creating the Guaranteed Debt) or otherwise.

1.5    Payment by Guarantor. If all or any part of the Guaranteed Debt shall not be punctually paid when due, whether at maturity or earlier by acceleration or otherwise, Guarantor shall, immediately upon written demand by Administrative Agent, and without presentment, protest, notice of protest, notice of non‑payment, notice of intention to accelerate the maturity, notice of acceleration of the maturity, or any other notice whatsoever, pay in lawful money of the United States of America, the amount due on the Guaranteed Debt to Administrative Agent at Administrative Agent's address as set forth herein. Such written demand(s) may be made at any time coincident with or after the time for payment of all or part of the Guaranteed Debt, and may be made from time to time with respect to the same or different items of Guaranteed Debt. Such written demand shall be deemed made, given and received in accordance with the notice provisions hereof.

1.6    No Duty to Pursue Others. It shall not be necessary for Lender (and Guarantor hereby waives any rights which Guarantor may have to require Lender), in order to enforce such payment by Guarantor, first to (i) institute suit or exhaust its remedies against Borrower or others liable on the Guaranteed Debt or any other person, (ii) enforce Lender's rights against any collateral which shall ever have been given to secure the Guaranteed Debt, (iii) enforce Lender's rights against any other guarantors of the Guaranteed Debt, (iv) join Borrower or any others liable on the Guaranteed Debt in any action seeking to enforce this Guaranty, (v) exhaust any remedies available to Lender against any collateral which shall ever have been given to secure the Guaranteed Debt, or (vi) resort to any other means of obtaining payment of the Guaranteed Debt. Lender shall not be required to mitigate damages or take any other action to reduce, collect or enforce the Guaranteed Debt.

1.7    Waivers. Guarantor acknowledges that Guarantor has reviewed all of the provisions of the Loan Documents, and hereby waives notice of (i) any loans or advances made by Lender to Borrower, (ii) acceptance of this Guaranty, (iii) any amendment or extension of the Note or of any other Loan Documents, (iv) the execution and delivery by Borrower and Lender of any other loan or credit agreement or of Borrower's execution and delivery of any promissory notes or other documents arising under the Loan Documents or in connection with the Mortgaged Property; (v) the occurrence of any breach by Borrower or Event of Default, (vi) Lender's transfer or disposition of the Guaranteed Debt, or any part thereof, (vii) sale or foreclosure (or posting or advertising for sale or foreclosure) of any collateral for the Guaranteed Debt, (viii) protest, proof of non‑payment or default by Borrower, or (ix) any other action at any time taken or omitted by Lender, and, generally, all demands and notices of every kind in connection with this Guaranty, the Loan Documents, any documents or agreements evidencing, securing or relating to any of the Guaranteed Debt and the obligations hereby guaranteed. Without limiting the generality of the foregoing or any other provision hereof, Guarantor hereby expressly waives the provisions of: (i) Sections 43.001-005 of the Tex. Civ. Prac. & Rem. Code, as amended; (ii) Section 17.001 of the Texas Civil Practice and Remedies

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Code, as amended; (iii) Rule 31 of the Texas Rules of Civil Procedure, as amended; (iv) all rights, remedies, claims and defenses based upon or related to Sections 51.003, 51.004 and 51.005 of the Texas Property Code to the extent the same pertains or may pertain to any enforcement of this Guaranty, as amended and (v) all other suretyship defenses to the extent such laws are applicable to this Guaranty or the agreements, covenants, or obligations of Guarantor hereunder. The parties intend that Guarantor shall not be considered a "debtor" as defined in Tex. Bus. & Com. Code Ann., as amended.

1.8    Payment of Expenses. In the event that Guarantor should breach or fail to timely perform any provisions of this Guaranty, Guarantor shall, promptly upon written demand by Administrative Agent, pay Administrative Agent all costs and expenses (including court costs and reasonable third-party attorneys' fees) actually incurred by Administrative Agent in the enforcement hereof or the preservation of Lender's rights hereunder. The covenant contained in this Section shall survive the payment of the Guaranteed Debt.

1.9    Effect of Bankruptcy. In the event that, pursuant to any insolvency, bankruptcy, reorganization, receivership or other debtor relief law, or any judgment, order or decision thereunder, Lender must rescind or restore any payment, or any part thereof, received by Lender in satisfaction of the Guaranteed Debt, as set forth herein, any prior release or discharge from the terms of this Guaranty given to Guarantor by Lender shall be without effect, and this Guaranty shall remain in full force and effect. It is the intention of Borrower and Guarantor that Guarantor's obligations hereunder shall not be discharged except by Guarantor's performance of such obligations and then only to the extent of such performance.

1.10    Subrogation. Upon payment to Administrative Agent in full of the Guaranteed Debt by Guarantor, Administrative Agent shall not contest the subrogation of Guarantor to the rights of Lender under the Loan Documents, provided, however, that Guarantor's rights under such subrogation shall be and remain subordinate and inferior to the rights of Lender under the Loan Documents until and unless all amounts due Lender by Borrower under the Loan Documents shall be paid in full.

1.11    Borrower. The term "Borrower" as used herein shall include any new or successor corporation, association, partnership (general or limited), joint venture, trust or other individual or organization formed as a result of any merger, reorganization, sale, transfer, devise, gift or bequest of Borrower or any interest in Borrower.

1.12    Multiple Guarantors. If (i) this Guaranty is executed by more than one party constituting Guarantor, it is specifically agreed that Administrative Agent may enforce the provisions hereof with respect to one or more of such parties constituting Guarantor without seeking to enforce the same as to all or any such parties; or (ii) one or more additional guaranty agreements ("Other Guaranties") are executed by one or more additional guarantors ("Other Guarantors"), which guaranty, in whole or in part, any of the indebtedness or obligations evidenced by the Loan Documents, it is specifically agreed that Administrative Agent may enforce the provisions of this Guaranty or of the Other Guaranties with respect to one or more of the parties constituting Guarantor and/or one or more of the Other Guarantors under the Other Guaranties without seeking to enforce the provisions of this Guaranty or the Other Guaranties as to all or any of the parties constituting Guarantor or the Other Guarantors. Each of the parties constituting Guarantor hereby waives any requirement of joinder of all or any other of the parties constituting Guarantor or all or any of the Other Guarantors in any suit or proceeding to enforce the provisions of this Guaranty or of the Other Guaranties. The liability hereunder of all parties constituting Guarantor shall be joint and several.

ARTICLE II

EVENTS AND CIRCUMSTANCES NOT REDUCING
OR DISCHARGING GUARANTOR'S OBLIGATIONS

Guarantor hereby consents and agrees to each of the following, and agrees that, subject to Section 1.1, Guarantor's obligations under this Guaranty shall not be released, diminished, impaired, reduced or adversely affected by any of the following, and waives any common law, equitable, statutory or other rights (including without limitation rights to notice) which Guarantor might otherwise have as a result of or in connection with any of the following:

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2.1    Modifications. Any renewal, extension, increase, modification, alteration or rearrangement of all or any part of the Guaranteed Debt, Note, Loan Documents, or other document, instrument, contract or understanding between Borrower and Lender, or any other parties, pertaining to the Guaranteed Debt or any failure of Administrative Agent to notify Guarantor of any such action.

2.2    Adjustment. Any adjustment, indulgence, forbearance or compromise that might be granted or given by Lender to Borrower or any Guarantor.

2.3    Condition of Borrower or Guarantor. The insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of Borrower, Guarantor or any other party at any time liable for the payment of all or part of the Guaranteed Debt; or any dissolution of Borrower or Guarantor, or any sale, lease or transfer of any or all of the assets of Borrower or Guarantor, or any changes in the shareholders, partners or members of Borrower or Guarantor; or any reorganization of Borrower or Guarantor.

2.4    Invalidity of Guaranteed Debt. The invalidity, illegality or unenforceability of all or any part of the Guaranteed Debt, or any document or agreement executed in connection with the Guaranteed Debt, for any reason whatsoever, including without limitation the fact that (i) the Guaranteed Debt, or any part thereof, exceeds the amount permitted by law, (ii) the act of creating the Guaranteed Debt or any part thereof is ultra vires, (iii) the officers or representatives executing the Note or the other Loan Documents or otherwise creating the Guaranteed Debt acted in excess of their authority, (iv) the Guaranteed Debt violates applicable usury laws, (v) the Borrower has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Guaranteed Debt wholly or partially uncollectible from Borrower, (vi) the creation, performance or repayment of the Guaranteed Debt (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Debt or executed in connection with the Guaranteed Debt, or given to secure the repayment of the Guaranteed Debt) is illegal, uncollectible or unenforceable, or (vii) the Note or any of the other Loan Documents have been forged or otherwise are irregular or not genuine or authentic, it being agreed that Guarantor shall remain liable hereon regardless of whether Borrower or any other person be found not liable on the Guaranteed Debt or any part thereof for any reason.

2.5    Release of Obligors. Any full or partial release of the liability of Borrower on the Guaranteed Debt, or any part thereof, or of any co‑guarantors, or any other person or entity now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed Debt, or any part thereof, it being recognized, acknowledged and agreed by Guarantor that Guarantor may be required to pay the Guaranteed Debt in full without assistance or support of any other party, and Guarantor has not been induced to enter into this Guaranty on the basis of a contemplation, belief, understanding or agreement that other parties will be liable to pay or perform the Guaranteed Debt, or that Lender will look to other parties to pay or perform the Guaranteed Debt.

2.6    Other Collateral. The taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Guaranteed Debt.

2.7    Release of Collateral. Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including without limitation negligent, willful, unreasonable or unjustifiable impairment) of any collateral, property or security, at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Debt.

2.8    Care and Diligence. The failure of Administrative Agent or any other party to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such collateral, property or security, including but not limited to any neglect, delay, omission, failure or refusal of Administrative Agent (i) to take or prosecute any action for the collection of any of the Guaranteed Debt, or (ii) to foreclose, or initiate any action to foreclose, or, once commenced, prosecute to completion any action to foreclose upon any security therefor, or (iii) to take or prosecute any action in connection with any instrument or agreement evidencing or securing all or any part of the Guaranteed Debt.

2.9    Unenforceability. The fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Debt, or any part thereof,

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shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by Guarantor that Guarantor is not entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectibility or value of any of the collateral for the Guaranteed Debt.

2.10    Offset. The Note, the Guaranteed Debt and the liabilities and obligations of Guarantor to Lender hereunder, shall not be reduced, discharged or released because of or by reason of any existing or future right of offset, claim or defense of Borrower against Lender, or any other party, or against payment of the Guaranteed Debt, whether such right of offset, claim or defense arises in connection with the Guaranteed Debt (or the transactions creating the Guaranteed Debt) or otherwise.

2.11    Merger. The reorganization, merger or consolidation of Borrower into or with any other corporation or entity.

2.12    Preference. Any payment by Borrower to Administrative Agent is held to constitute a preference under bankruptcy laws, or for any reason Administrative Agent is required to refund such payment or pay such amount to Borrower or someone else.

2.13    Other Actions Taken or Omitted. Any other action taken or omitted to be taken with respect to the Loan Documents, the Guaranteed Debt, or the security and collateral therefor, whether or not such action or omission prejudices Guarantor or increases the likelihood that Guarantor will be required to pay the Guaranteed Debt pursuant to the terms hereof, it is the unambiguous and unequivocal intention of Guarantor that Guarantor shall be obligated to pay the Guaranteed Debt when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, which obligation shall be deemed satisfied only upon the full and final payment and satisfaction of the Guaranteed Debt.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

To induce Lender to enter into the Loan Documents and extend credit to Borrower, Guarantor represents and warrants to Lender as follows:
3.1    Benefit. Guarantor is an affiliate of Borrower, is the owner of a direct or indirect interest in Borrower, and has received, or will receive, direct or indirect benefit from the making of the Loan to Borrower.

3.2    Familiarity and Reliance. Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of the Borrower and is familiar with the value of any and all collateral intended to be created as security for the payment of the Note or Guaranteed Debt; however, Guarantor is not relying on such financial condition or the collateral as an inducement to enter into this Guaranty.

3.3    No Representation by Lender. Neither Lender nor any other party has made any representation, warranty or statement to Guarantor in order to induce Guarantor to execute this Guaranty.

3.4    Guarantor's Financial Condition. As of the date hereof, and after giving effect to this Guaranty and the contingent obligation evidenced hereby, Guarantor is, and will be, solvent, and has and will have assets which, fairly valued, exceed its obligations, liabilities (including contingent liabilities, to the extent the amount of such contingent liabilities exceeds the value of any property securing the same) and debts, and has and will have property and assets sufficient to satisfy and repay its obligations and liabilities.

3.5    Legality. The execution, delivery and performance by Guarantor of this Guaranty and the consummation of the transactions contemplated hereunder do not, and will not, contravene or conflict with any law, statute or regulation whatsoever to which Guarantor is subject or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or result in the breach of, any indenture, mortgage, deed of trust, charge, lien, or any contract, agreement or other instrument to which Guarantor is a party or which may be

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applicable to Guarantor. This Guaranty is a legal and binding obligation of Guarantor and is enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors' rights.

3.6    Financial Information. All of the financial information provided by Guarantor to Administrative Agent is true and correct in all material respects. Guarantor acknowledges that it will facilitate Borrower's provision of the financial information required with respect to Guarantor pursuant to the Loan Agreement. It is acknowledged that with regard to Guarantor, the financial statements heretofore delivered to Administrative Agent are satisfactory as to form. In addition, with respect to the right of Administrative Agent to require audited financial statements of Guarantor, such rights shall be exercised by Administrative Agent only upon the occurrence and during the continuation of an Event of Default pursuant to the Loan Agreement.

3.7    Financial Representations and Covenants. Guarantor hereby represents and warrants that during any period of time in which all or any portion of the Loan remains outstanding, Guarantor's Net Worth shall not be less than the Net Worth (Minimum), subject to the Financial Covenant Curative Rights (as set forth in Section 5.22 of the Loan Agreement). Guarantor's compliance with the ongoing financial covenants described in this Section 3.7 shall be verified pursuant to the financial information required pursuant to the Loan Agreement and this Guaranty and any other supplementary information that Administrative Agent may reasonably require. As used in this Section 3.7, "Net Worth (Minimum)" means $500,000,000.00, and "Net Worth" shall have the meaning of the term "net worth" as used in accordance with GAAP, except (i) in computing Net Worth any intangible assets (i.e. goodwill) shall be excluded, (ii) notes or obligations receivable from Affiliates shall be given no value as assets, (iii) the other notes or obligations receivable shall be properly valued based upon the creditworthiness of the obligated party and any security for such obligation and (iv) with assets being limited to only those assets calculated on an unconsolidated and unrestricted basis.

3.8    Statements and Reports. Guarantor agrees to deliver to Administrative Agent, during the term of the Loan and until the Loan has been fully paid and satisfied, the following statements and reports:

(a)Annual, audited financial statements of Guarantor within one hundred twenty (120) days after the end of each calendar year, prepared and certified to by an independent certified public accountant acceptable to Administrative Agent;

(b)Quarterly, unaudited financial statements of Guarantor, within sixty (60) days after the end of each calendar quarter, prepared on a modified cash basis and otherwise in accordance with sound accounting principles consistently applied and certified to by Guarantor;

(c)Simultaneously with the financial statements to be delivered to Administrative Agent pursuant to Subsection (a) and (b) above, the Financial Covenants Compliance Certificate dated as of the end of each such period evidencing Guarantor's compliance with the financial covenants described in Section 3.7 hereof; and

(d)Such other reports and statements as Administrative Agent may reasonably require from time to time.

3.9    Survival. All representations and warranties made by Guarantor herein shall survive the execution hereof.

ARTICLE IV

SUBORDINATION OF CERTAIN INDEBTEDNESS

4.1    Subordination of All Guarantor Claims. As used herein, the term "Guarantor Claims" shall mean all debts and liabilities of Borrower to Guarantor, whether such debts and liabilities now exist or are hereafter incurred or arise, or whether the obligations of Borrower thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or liabilities be evidenced by note, contract, open account, or otherwise, and irrespective of the person or persons in whose favor such debts or liabilities may, at

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their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by Guarantor. The Guarantor Claims shall include without limitation all rights and claims of Guarantor against Borrower (arising as a result of subrogation or otherwise) as a result of Guarantor's payment of all or a portion of the Guaranteed Debt. Upon the occurrence and during the continuance of an Event of Default (as defined in the Loan Documents) Guarantor shall not receive or collect, directly or indirectly, from Borrower or any other party any amount upon the Guarantor Claims.

4.2    Claims in Bankruptcy. In the event of receivership, bankruptcy, reorganization, arrangement, debtor's relief, or other insolvency proceedings involving Guarantor as debtor, Administrative Agent shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian dividends and payments which would otherwise be payable upon Guarantor Claims. Guarantor hereby assigns such dividends and payments to Administrative Agent. Should Administrative Agent receive, for application upon the Guaranteed Debt, any such dividend or payment which is otherwise payable to Guarantor, and which, as between Borrower and Guarantor, shall constitute a credit upon the Guarantor Claims, then upon payment to Administrative Agent in full of the Guaranteed Debt, Guarantor shall become subrogated to the rights of Administrative Agent to the extent that such payments to Administrative Agent on the Guarantor Claims have contributed toward the liquidation of the Guaranteed Debt, and such subrogation shall be with respect to that proportion of the Guaranteed Debt which would have been unpaid if Administrative Agent had not received dividends or payments upon the Guarantor Claims.

4.3    Payments Held in Trust. In the event that, notwithstanding anything to the contrary in this Guaranty, Guarantor should receive any funds, payment, claim or distribution which is prohibited by this Guaranty, Guarantor agrees to hold in trust for Administrative Agent an amount equal to the amount of all funds, payments, claims or distributions so received, and agrees that it shall have absolutely no dominion over the amount of such funds, payments, claims or distributions so received except to pay them promptly to Administrative Agent, and Guarantor covenants promptly to pay the same to Administrative Agent.

4.4    Liens Subordinate. Guarantor agrees that any liens, security interests, judgment liens, charges or other encumbrances upon Borrower's assets securing payment of the Guarantor Claims shall be and remain inferior and subordinate to any liens, security interests, judgment liens, charges or other encumbrances upon Borrower's assets securing payment of the Guaranteed Debt, regardless of whether such encumbrances in favor of Guarantor or Lender presently exist or are hereafter created or attach. Without the prior written consent of Administrative Agent, Guarantor shall not (i) exercise or enforce any creditor's right it may have against Borrower, or (ii) foreclose, repossess, sequester or otherwise take steps or institute any action or proceedings (judicial or otherwise, including without limitation the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor's relief or insolvency proceeding) to enforce any liens, mortgages, deeds of trust, security interest, collateral rights, judgments or other encumbrances on assets of Borrower held by Guarantor.

4.5    No Limitations. Nothing contained in this Guaranty shall affect or limit the ability of Administrative Agent to enforce any of Administrative Agent's rights or remedies with respect to any property encumbered by the Lien Instrument or the other Loan Documents. Nothing contained in this Guaranty shall affect or limit the rights of Administrative Agent to proceed against any other person or entity, including Borrower, or any other party with respect to the enforcement of any guarantees of payment, guarantees of performance and completion, hazardous materials indemnifications or agreements or other similar rights, including, without limitation, those indemnities contained in the Environmental Indemnification.

ARTICLE V
MISCELLANEOUS

5.1    Waiver. No failure to exercise, and no delay in exercising, on the part of Lender, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of Lender hereunder shall be in addition to all other rights provided by law. No modification or waiver of any provision of this Guaranty, nor consent to departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

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5.2    Notices. All notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered as properly given if (i) mailed by first class United States mail, postage prepaid, registered or certified with return receipt requested; (ii) by delivering same in person to the intended addressee; (iii) by delivery to an independent third party commercial delivery service for same day or next day delivery and providing for evidence of receipt at the office of the intended addressee; or (iv) by facsimile (provided an identical notice is also sent simultaneously by overnight courier or personal delivery as otherwise provided in this Section 5.2. Any notice required or given hereunder shall be deemed received the same Business Day if sent by hand delivery or facsimile, the next Business Day if sent by overnight courier, or three (3) Business Days after posting if sent by first class United States mail or certified mail, return receipt requested; provided that, any notice received after 5:00 p.m. local time at the location of delivery on any Business Day or received on any day that is not a Business Day shall be deemed to have been received on the following Business Day. Either party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of thirty (30) days’ notice to the other party in the manner set forth herein. For purposes of such notices, the addresses of the parties shall be as follows:

Administrative Agent:	Compass Bank
8080 North Central Expressway, Suite 310
Dallas, Texas 75206
Attention: Institutional Real Estate Lending Department
Facsimile: (214) 890-8668

Guarantor:	Brookfield DTLA Holdings LLC
c/o Brookfield Properties, Inc.
Brookfield Place
250 Vesey Street, 15th Floor
New York, New York 10281
Attention: Jason Kirschner
Facsimile: (646) 430-8556

With a copy to:	Brookfield DTLA Holdings LLC
c/o Brookfield Properties, Inc.
Brookfield Place
250 Vesey Street, 15th Floor
New York, New York 10281
Attention: General Counsel
Facsimile: (212) 417-7195

With a copy to:	Goodwin Proctor LLP
Exchange Place
53 State Street
Boston, Massachusetts 02109
Attention: Samuel Richardson, Esq.
Facsimile: (617) 227-8591

5.3    GOVERNING LAW. THIS GUARANTY IS EXECUTED AND DELIVERED AS AN INCIDENT TO A LENDING TRANSACTION NEGOTIATED, CONSUMMATED, AND PERFORMABLE IN DALLAS COUNTY, TEXAS, AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS. ANY ACTION OR PROCEEDING AGAINST GUARANTOR UNDER OR IN CONNECTION WITH THIS GUARANTY MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT IN DALLAS COUNTY, TEXAS. GUARANTOR HEREBY IRREVOCABLY (I) SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS, AND (II) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN SUCH COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. GUARANTOR AGREES THAT SERVICE OF PROCESS UPON IT MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, AT ITS ADDRESS SPECIFIED HEREIN. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ADMINISTRATIVE

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AGENT TO SERVE PROCESS IN ANY OTHER MATTER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF ADMINISTRATIVE AGENT TO BRING ANY ACTION OR PROCEEDING AGAINST GUARANTOR OR WITH RESPECT TO ANY OF GUARANTOR'S PROPERTY IN COURTS IN OTHER JURISDICTIONS. ANY ACTION OR PROCEEDING BY GUARANTOR AGAINST LENDER SHALL BE BROUGHT ONLY IN A COURT LOCATED IN DALLAS COUNTY, TEXAS.

5.4    Invalid Provisions. If any provision of this Guaranty is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Guaranty, such provision shall be fully severable and this Guaranty shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Guaranty, and the remaining provisions of this Guaranty shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Guaranty, unless such continued effectiveness of this Guaranty, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.

5.5    Amendments. This Guaranty may be amended only by an instrument in writing executed by the party or an authorized representative of the party against whom such amendment is sought to be enforced.

5.6    Parties Bound; Assignment. This Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives; provided, however, that Guarantor may not, without the prior written consent of Lender, assign any of its rights, powers, duties or obligations hereunder.

5.7    Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Guaranty.

5.8    Recitals. The recital and introductory paragraphs hereof are a part hereof, form a basis for this Guaranty and shall be considered prima facie evidence of the facts and documents referred to therein.

5.9    Counterparts. To facilitate execution, this Guaranty may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature or acknowledgment of, or on behalf of, each party, or that the signature of all persons required to bind any party, or the acknowledgment of such party, appear on each counterpart. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this Guaranty to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, and the respective acknowledgments of, each of the parties hereto. Any signature or acknowledgment page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures or acknowledgments thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature or acknowledgment pages.

5.10    Rights and Remedies. If Guarantor becomes liable for any indebtedness owing by Borrower to Lender, by endorsement or otherwise, other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby and the rights of Administrative Agent hereunder shall be cumulative of any and all other rights that Lender may ever have against Guarantor. The exercise by Administrative Agent of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

5.11    ENTIRETY. THIS GUARANTY EMBODIES THE FINAL, ENTIRE AGREEMENT OF GUARANTOR AND LENDER WITH RESPECT TO GUARANTOR'S GUARANTY OF THE GUARANTEED DEBT AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF. THIS GUARANTY IS INTENDED BY GUARANTOR AND LENDER AS A FINAL AND COMPLETE EXPRESSION OF THE TERMS OF THE GUARANTY, AND NO COURSE OF DEALING BETWEEN GUARANTOR AND LENDER, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES, AND NO EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY TERM

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OF THIS GUARANTY AGREEMENT. THERE ARE NO ORAL AGREEMENTS BETWEEN GUARANTOR AND LENDER.

5.12    WAIVER OF RIGHT TO TRIAL BY JURY. TO THE EXTENT PERMITTED BY APPLICABLE LAW, GUARANTOR AND LENDER, BY ITS ACCEPTANCE HEREOF, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, OR COUNTERCLAIM THAT RELATES TO OR ARISES OUT OF ANY OF THE GUARANTY OR THE OTHER LOAN DOCUMENTS OR THE ACTS OR FAILURE TO ACT OF OR BY LENDER IN THE ENFORCEMENT OF ANY OF THE TERMS OR PROVISIONS OF THIS GUARANTY OR THE OTHER LOAN DOCUMENTS.

5.13    CALIFORNIA WAIVERS. In addition to, and not in lieu of, the waivers set forth in this Guaranty, Guarantor represents, warrants, covenants and agrees as follows:

(a)The obligations of Guarantor under this Guaranty shall be performed without demand by Lender and shall be unconditional irrespective of the genuineness, validity, regularity or enforceability of any of the Loan Documents, and without regard to any other circumstance which might otherwise constitute a legal or equitable discharge of a surety or a guarantor. Guarantor hereby waives any and all benefits and defenses under California Civil Code Section 2810 and agrees that by doing so Guarantor shall be liable even if Borrower had no liability at the time of execution of the Loan Documents, or thereafter ceases to be liable. Guarantor hereby waives any and all benefits and defenses under California Civil Code Section 2809 and agrees that by doing so Guarantor's liability may be larger in amount and more burdensome than that of Borrower. Guarantor hereby waives the benefit of all principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Guaranty and agrees that Guarantor's obligations shall not be affected by any circumstances, whether or not referred to in this Guaranty, which might otherwise constitute a legal or equitable discharge of a surety or a guarantor. Guarantor hereby waives the benefits of any right of discharge under any and all statutes or other laws relating to guarantors or sureties and any other rights of sureties and guarantors thereunder. Without limiting the generality of the foregoing, Guarantor hereby waives, to the fullest extent permitted by law, diligence in collecting the Guaranteed Debt, presentment, demand for payment, protest, all notices with respect to the Note, this Guaranty, or any other Loan Document which may be required by statute, rule of law or otherwise to preserve Lender's rights against Guarantor under this Guaranty, including, but not limited to, notice of acceptance, notice of any amendment of the Loan Documents, notice of the occurrence of any default, notice of intent to accelerate, notice of acceleration, notice of dishonor, notice of foreclosure, notice of protest, and notice of the incurring by Borrower of any obligation or indebtedness. Guarantor also waives, to the fullest extent permitted by law, all rights to require Lender to (a) proceed against Borrower or any other guarantor of Borrower's payment or performance with respect to the Guaranteed Debt (an "Other Guarantor"), (b) if Borrower or any Other Guarantor is a partnership, proceed against any general partner of Borrower or the Other Guarantor, (c) proceed against or exhaust any collateral held by Lender to secure the repayment of the Guaranteed Debt, or (d) pursue any other remedy it may now or hereafter have against Borrower or (if Borrower is a partnership) any general partner of Borrower, including any and all benefits under California Civil Code Sections 2845, 2849 and 2850.

(b)Guarantor understands that the exercise by Lender of certain rights and remedies contained in the Lien Instrument(such as a nonjudicial foreclosure sale) may affect or eliminate Guarantor's right of subrogation against Borrower and that Guarantor may therefore incur a partially or totally nonreimbursable liability under this Guaranty. Nevertheless, Guarantor hereby authorizes and empowers Lender to exercise, in its sole and absolute discretion, any right or remedy, or any combination thereof, which may then be available, since it is the intent and purpose of Guarantor that the obligations under this Guaranty shall be absolute, independent and unconditional under any and all circumstances. Guarantor expressly waives any defense (which defense, if Guarantor had not given this waiver, Guarantor might otherwise have) to a judgment against Guarantor by reason of a nonjudicial foreclosure. Without limiting the generality of the foregoing, Guarantor hereby expressly waives any and all benefits under (i) California Code of Civil Procedure Section 580a (which Section, if Guarantor had not given this waiver, would otherwise limit Guarantor's liability after a nonjudicial foreclosure sale to the difference between the obligations of Guarantor under this Guaranty and the fair market value of the property or interests sold at

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such nonjudicial foreclosure sale), (ii) California Code of Civil Procedure Sections 580b and 580d (which Sections, if Guarantor had not given this waiver, would otherwise limit Lender's right to recover a deficiency judgment with respect to purchase money obligations and after a nonjudicial foreclosure sale, respectively), and (iii) California Code of Civil Procedure Section 726 (which Section, if Guarantor had not given this waiver, among other things, would otherwise require Lender to exhaust all of its security before a personal judgment could be obtained for a deficiency). Notwithstanding any foreclosure of the lien of the Mortgage, whether by the exercise of the power of sale contained in the Mortgage, by an action for judicial foreclosure or by Lender's acceptance of a deed in lieu of foreclosure, Guarantor shall remain bound under this Guaranty. In accordance with Section 2856 of the California Civil Code, Guarantor waives all rights and defenses that Guarantor may have because Borrower's obligations are secured by real property. This means, among other things:

(i)    Lender may collect from Guarantor without first foreclosing on any real or personal property collateral pledged by Borrower or others; and
(ii)    If Lender forecloses on any real property collateral pledged by Borrower or others, then (i) the amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price and (ii) Lender may collect from Guarantor even if Lender, by foreclosing on the real property collateral, has destroyed any right Guarantor may have to collect from Borrower.
This is an unconditional and irrevocable waiver of any rights and defenses that Guarantor may have because Borrower's obligations are secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon California Code of Civil Procedure Sections 580a, 580b, 580d, or 726.
(c)    In accordance with Section 2856 of the California Civil Code, Guarantor also waives any right or defense based upon an election of remedies by Lender, even though such election (e.g., nonjudicial foreclosure with respect to any collateral held by Lender to secure repayment of the Guaranteed Debt) destroys or otherwise impairs the subrogation rights of Guarantor or the right of Guarantor (after payment of the obligations guaranteed by Guarantor under this Guaranty) to proceed against Borrower for reimbursement, or both, by operation of Section 580d of the Code of Civil Procedure or otherwise.

(d)    In accordance with Section 2856 of the California Civil Code, Guarantor waives any and all other rights and defenses available to Guarantor by reason of Sections 2787 through 2855, inclusive, of the California Civil Code, including any and all rights or defenses Guarantor may have by reason of protection afforded to Borrower with respect to any of the obligations of Guarantor under this Guaranty pursuant to the antideficiency or other laws of the State of California limiting or discharging Borrower's obligations or indebtedness, including Sections 580a, 580b, 580d, and 726 of the California Code of Civil Procedure. Similarly, Guarantor waives any and all rights and defenses available to Guarantor under California Civil Code Sections 2899 and 3433.

(e)    Guarantor shall have no right of, and hereby waives any claim for, subrogation, reimbursement, indemnification, and contribution against Borrower and against any general partner, member or other constituent of Borrower, and against any other person or any collateral or security for the Guaranteed Debt (including without limitation any such rights pursuant to Sections 2847 and 2848 of the California Civil Code), until the Guaranteed Debt has been indefeasibly paid and satisfied in full, all obligations owed to Lender under the Loan Documents have been fully performed, and Lender has released, transferred or disposed of all of its right, title and interest in such collateral or security, and there has expired the maximum possible period thereafter during which any payment made by Borrower or others to Lender with respect to the Guaranteed Debt could be deemed a preference under any insolvency, bankruptcy, reorganization, receivership or other debtor relief law.

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EXECUTED effective as of the day and year first above written.

GUARANTOR: BROOKFIELD DTLA HOLDINGS LLC, a Delaware limited liability company By: /s/ G. MARK BROWN Name: G. Mark Brown Title: Global Chief Investment Officer

STATE OF NEW YORK	)
	)	ss:
COUNTY OF NASSAU	)
On September 4, 2014, before me, Margaret Gordon, Notary Public, personally appeared G. Mark Brown, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.
WITNESS my hand and official seal.

/s/ MARGARET GORDON
Notary Public

MARGARET GORDON
NOTARY PUBLIC-STATE OF NEW YORK
No. 01GO6104465
Qualified in Nassau County
My Commission Expires January 20, 2016

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